                                                                  Exhibit 24.1


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3, as amended (Nos. 33-14741, 33-14743, 33-20183 and 33-51639) and in the Registration Statements on Form S-8, as amended (Nos. 2-87550, 2-96157, 33-9827, 33-14742, 33-37312,
33-22378, 33-41077, 33-69174, 33-63013, 33-63015 and 333-42887) of Biogen, Inc.
and its subsidiaries of our report dated January 13, 1998 appearing in the 1997 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.





Price Waterhouse LLP
Boston, Massachusetts
March 6, 1998